Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Collaborative Research Agreement Amendment No. 11

This Amendment No. 11 is made and entered into as of the last date of signature (the “Amendment 11  Effective Date") to that certain Collaborative Research Agreement dated September 30, 2015 (as amended, the “Agreement”) by and between National Taiwan University at No. 1, Sec. 4, Roosevelt Road, Taipei, 10617 Taiwan (R.O.C) (hereinafter “NTU”) and PTC Therapeutics GT, Inc. (formerly Agilis Biotherapeutics), a Delaware corporation duly organized under law and having an address at 6 Kimball Lane, Suite 320, Lynnfield, Massachusetts, 01940 USA (hereinafter “COMPANY”). Capitalized terms herein shall have the meaning ascribed to them in the Agreement. To the extent of any conflict with the prior amendments to the Agreement, this Amendment 11 supersedes the prior amendments.

WHEREAS, the COMPANY and NTU previously amended the agreement via Amendments 1 through 10. In the previous amendments, the COMPANY and NTU agreed to a continue the active studies, including active Phase IIb Protocol studies and related research and appointing a new principal investigator; and an additional research project and corresponding increases in the budget for [**].

NOW, THEREFORE, the COMPANY and NTU wish to further amend the Agreement as follows:

1.	Modifications

a.Modified Research Budget (Amendment No. 11).  In addition to the estimated budget for NTU’s fees, based upon the fee schedule for the Services outlined in Attachment A, the budget will be updated to include an additional table 1(b) as follows:

[**]

COMPANY shall pay NTU within [**] of its receipt of the invoice. The invoice must be sent to [**] with reference to the relevant purchase order number included on the invoice.

2.	Effect of Amendment. As of the Amendment Effective Date, this Amendment shall amend, modify and supersede, to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to such terms in the Agreement. As of the Amendment Effective Date, any reference to the Agreement shall be deemed a reference to the Agreement as amended by this Amendment.

3.  General Provisions.

a. Counterparts.  This Amendment may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

b. Miscellaneous.  The Agreement, as amended by this Amendment, sets forth the entire understanding between and among the parties and there are no other understandings or promises, written or verbal, not set forth herein, relating specifically to the subject matter hereof.  The Agreement, as amended by this Amendment, supersedes any prior or contemporaneous agreements with respect to the subject matter hereof.

c. Headings.  The headings and subheadings of the sections of this Amendment have been included solely for the ease of reference and do not form part of this Amendment.

IN WITNESS WHEREOF, both NTU and COMPANY have executed this Amendment 11, in duplicate originals, electronic mail of PDFs or electronic signatures, by their respective and duly authorized officers on the day and year written.

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PTC THERAPEUTICS GT, INC.	NATIONAL TAIWAN UNIVERSITY

By: /s/ Matthew Klein	By: /s/ Chung-Ming Kuan
Authorized Signature	Authorized Signature

Matthew Klein, MD, MS, FACS Chief Development Officer	Printed Name & Title

Date: 31-Jan-2022	Date: